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PCOM LOGO



MEDIA CONTACT:                                            INVESTOR CONTACT:
--------------                                            -----------------
Greg Berardi                                              Daniel Rumsey
415-239-7826                                              408-866-3666
greg@bluemarlinpartners.com


                 P-COM NAMES NEW GENERAL COUNSEL AND INTERIM CFO
    ------------------------------------------------------------------------
CAMPBELL, CA (April 4, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, announced today that Daniel Rumsey has been appointed Vice President and General Counsel and interim Chief Financial Officer.

Rumsey brings to P-Com more than 17 years of experience as a corporate attorney, as well as significant experience in corporate finance. He will also serve as interim CFO of P-Com pending the appointment of a permanent CFO following the resignation of P-Com Chief Financial Officer Leighton Stephenson on April 1, 2003. The company is currently conducting a search for a Chief Financial Officer.

"Dan Rumsey is a very capable executive whose legal experience and corporate finance background will serve P-Com well as we move forward," said P-Com Chairman George Roberts. "We're delighted to have someone of Dan's caliber working with us and believe his leadership will be an important factor in achieving our strategic business objectives."

Before joining P-Com, Rumsey was Vice President and General Counsel for Knowledge Kids Network, in Los Angeles, California. Rumsey has also served as Associate General Counsel and Assistant Secretary for EchoStar Communications Corporation in Englewood, Colorado, and has served in senior counsel positions with other public and private companies, including Terra Industries (formerly Inspiration Resources Corporation, New York) and Yuba WestGold, Inc. Rumsey also worked in the Division of Corporation Finance with the U.S. Securities and Exchange Commission in Washington, D.C.

ABOUT P-COM, INC.
-----------------
P-Com, Inc. develops, manufactures, and markets point-to-multipoint, point-to-point, and spread spectrum wireless access systems to the worldwide telecommunications market, and through its wholly owned subsidiary, P-Com Network Services, Inc., provides related installation support, engineering, program management and maintenance support services to the telecommunications industry in the United States. P-Com's broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet

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access associated with Business to Business and E-Commerce business processes.
Cellular and personal communications service (PCS) providers utilize P-Com's point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call (408) 866-3666.


SAFE HARBOR STATEMENT
Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital, the ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the telecommunications equipment and services sector, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them, introduction of new products, commercial acceptance and viability of new products, cancellations of orders without penalties, pricing and competition, reliance upon subcontractors, the ability of P-Com's customers to finance their purchases of P-Com's products and/or services, the timing of new technology and product introductions, and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

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PCOM LOGO


MEDIA CONTACT:                                 INVESTOR CONTACT:
Greg Berardi                                   Daniel Rumsey
415-239-7826                                   408-866-3666
greg@bluemarlinpartners.com

                     P-COM FOCUSES CONSOLIDATION STRATEGY ON
                          FIXED WIRELESS MARKET SEGMENT
              COMPANY ENDS TALKS WITH PROVIDER OF LAYER 7 SWITCHES
    ________________________________________________________________________
CAMPBELL, CA (April 4, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, said today it is focusing its consolidation strategy on companies in the fixed wireless market.

As a result, P-Com has terminated its letter of intent to acquire Procera Networks of Sunnyvale, California, a maker of Layer 7 switching technology.

"P-Com continues to develop strategic opportunities, and we remain confident that by focusing our consolidation strategy on companies in the fixed wireless market, we will ultimately emerge stronger and more competitive," said P-Com Chairman George Roberts.

ABOUT P-COM, INC.
P-Com, Inc. develops, manufactures, and markets point-to-multipoint, point-to-point, and spread spectrum wireless access systems to the worldwide telecommunications market, and through its wholly owned subsidiary, P-Com Network Services, Inc., provides related installation support, engineering, program management and maintenance support services to the telecommunications industry in the United States. P-Com's broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com's point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call (408) 866-3666.


SAFE HARBOR STATEMENT
Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital, the ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the telecommunications equipment and services sector, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them, introduction of new products, commercial acceptance and viability of new products, cancellations of orders without penalties, pricing and competition, reliance upon subcontractors, the ability of P-Com's customers to finance their purchases of P-Com's products and/or services, the timing of new technology and product introductions, and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.
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